EXHIBIT 4.2

                          SECURITIES PURCHASE AGREEMENT

                           SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of January 7, 1999, between Columbia Laboratories, Inc., a Delaware corporation with principal executive offices located at 2875 Northeast 191 Street, Suite 400, Aventura, Florida 33180 (the "Company"), and each of the purchasers named on the signature pages hereto (herein referred to individually as a "Purchaser" and collectively as the "Purchasers").

                              W I T N E S S E T H:

                           WHEREAS, the Purchasers desire to purchase from Company, and the Company desires to issue and sell to the Purchasers, upon the terms and subject to the conditions of this Agreement, (i) shares of Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations, Preferences and Rights hereto as EXHIBIT A (the "Certificate of Designations") and
         (ii) Warrants to purchase up to an aggregate of 173,600 shares of Common Stock (as defined below), having the terms and conditions and being in the form attached hereto as EXHIBIT B (the "Warrants"); and

                           WHEREAS, upon the terms and subject to the conditions set forth in the Certificate of Designations, the Series C Preferred Stock is convertible into shares of the Company's common stock, $.01 par value ("Common Stock").

                           WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT C (the "Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933 and the rules and regulations promulgated thereunder, and applicable state securities laws.

                           NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

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                                   ARTICLE I.

                  PURCHASE AND SALE OF SERIES C PREFERRED STOCK

                           I.1. TRANSACTION. The Purchasers hereby agree to purchase from the Company, and the Company has offered and hereby agrees to issue and sell to the Purchasers, the number of shares of Series C Preferred Stock and the number of Warrants set forth opposite the names of each Purchaser on the signature pages hereto.

                           I.2. PURCHASE PRICE; FORM OF PAYMENT. The aggregate purchase price for the Series C Preferred Stock and Warrants to be purchased by the Purchasers hereunder shall be U.S. $4,960,000. At the Closing referred to in Section 1.3 below, each Purchaser (other than William J. Bologna and Norman M. Meier) (the "Cash Purchasers") shall pay in cash the purchase price set forth next to the name of such Purchaser on the signature pages hereto (the "Cash Purchase Price"). The Cash Purchase Price shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company's wire instructions set forth below. At the Closing, William J. Bologna and Norman M. Meier (the "Note Purchasers"), in lieu of paying the Cash Purchase Price, shall each deliver to the Company a duly executed promissory note (the "Promissory Note") in the aggregate principal amount set forth next to the name of such Note Purchaser on the signature pages hereto. Simultaneously against receipt by the Company of the Cash Purchase Price by the Cash Purchasers and the Promissory Note by the Note Purchasers, the Company shall deliver to each Purchaser (i) the stock certificates evidencing the number of shares of Series C Preferred Stock purchased by each Purchaser as set forth next to the name of such Purchaser on the signature pages hereto, and (ii) the number of Warrants purchased by each Purchaser as set forth next to the name of such Purchaser on the signature pages hereto, in each case duly executed on behalf of the Company and registered in the name of each Purchaser.

                           I.3. CLOSING. The closing (the "Closing") of the issuance and sale of the Series C Preferred Stock shall be January 27, 1999 or such other date as shall be mutually agreed upon in writing (the "Closing Date") and shall occur at the offices of Weil, Gotshal & Manges LLP, or at such other place mutually agreeable to the parties hereto.

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                           I.4. METHOD OF PAYMENT. Payment of the Cash Purchase
         Price shall be made by wire transfer of immediately available funds to:

                           First Union National Bank
                           18545 Biscayne Blvd.
                           Aventura, FL 33180

                           Bank ABA Number: 063000021
                           Account Number:  2090001613844

                           Account Holder: Columbia Laboratories, Inc.

                           I.5. DELIVERY INSTRUCTIONS. The Series C Preferred Stock and the Warrants shall be delivered by the Company to the Purchasers pursuant to Section 1.2. hereof on a "delivery-against-payment basis" at the Closing.

                                   ARTICLE II.

                 PURCHASERS' REPRESENTATIONS, WARRANTIES; ACCESS
                   TO INFORMATION; INDEPENDENT INVESTIGATION.

                           Each Purchaser represents and warrants to and covenants and agrees with the Company as follows:

                           II.1. Each Purchaser is purchasing the Series C Preferred Stock, the Warrants, the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the "Conversion Shares" and, collectively with the Series C Preferred Stock, the Warrants and the Warrant Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the provisions of the Securities Act of 1933, as amended (the "Securities Act").

                           II.2. Each Purchaser is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

                           II.3. Each Purchaser understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements


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         of the Securities Act and equivalent state securities and "blue sky"
         laws, and that the Company is relying upon the accuracy of, and each Purchasers' compliance with, the Purchasers' representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of each Purchaser to purchase the Securities. Each Purchaser further understands that the Series C Preferred Stock and Conversion Shares may not be transferred or resold without (a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

                           II.4. Each Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Commission and that in any event no Purchaser may sell any securities pursuant to Rule 144 prior to the expiration of a one-year period after such Purchaser has acquired the securities. Each Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

                           II.5. Each Purchaser has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, including the risk factors relating to the Company and its business set forth in EXHIBIT D hereto (the "Risk Factors") and all other materials requested by the Purchasers to enable them to make an informed investment decision with respect to the Securities.

                           II.6. Each Purchaser acknowledges that the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and all other reports and documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997 (collectively the "Commission Filings") have been made available to such Purchaser for such Purchaser's review.

                           II.7. Each Purchaser acknowledges that in making its decision to purchase the Securities it has relied on its own investigation of the Company and been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Securities by the Company.

                           II.8. Each Purchaser understands that the

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         Securities have not been approved or disapproved by the Commission or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

                           II.9. Each Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each Purchaser and is a valid and binding agreement of each Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

                           II.10. Neither the Purchasers nor any of their affiliates nor any person acting on its or their behalf has the intention of entering, or will enter into, any put option, short position or other similar instrument or position with respect to the Common Stock and neither the Purchasers nor any of their affiliates nor any person acting on its or their behalf will use at any time shares of Common Stock acquired pursuant to this Agreement or the Certificate of Designations to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

                                  ARTICLE III.

                            COMPANY'S REPRESENTATIONS

                           The Company represents and warrants to the Purchasers that:

                           III.1. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company is as set forth on SCHEDULE
         3.1. All of the issued and outstanding shares of capital stock set forth on SCHEDULE 3.1 have been validly issued and are fully paid and non-assessable. The Series C Preferred Stock has been duly and validly authorized for issuance by the Company pursuant to this Agreement, and when issued by the Company pursuant hereto, will be duly and validly issued, fully paid and non-assessable and will be free of any preemptive or similar rights. The Conversion Shares and Warrant Shares have been duly and validly authorized and reserved for issuance by the Company and, when issued by the Company upon conversion of, or in lieu of

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         accrued dividends on, the Series C Preferred Stock, or on exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable. Except as set forth on SCHEDULE 3.1 or in the Commission Filings there are no options, warrants, subscription, "call" or other similar rights to acquire the Common Stock that have been issued or granted to any person.

                           III.2. ORGANIZATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and each is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

                           III.3. AUTHORIZED SHARES. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion, of the shares of Series C Preferred Stock issued to the Purchasers hereunder (assuming for purposes of this Section 3.3 a Conversion Price (as defined in the Certificate of Designations) of $2.80) and the exercise of 173,600 Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares and Warrant Shares upon conversion of the Series C Preferred Stock and exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Stock upon conversion of the Series C Preferred Stock and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Certificate of Designations and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                           III.4. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including without limitation the filing of the Certificate of Designations, the issuance of the Series C Preferred Stock, the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares), has been duly authorized by all requisite

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         corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                           III.5. NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default), and there is not currently outstanding any uncured breach or default under (i) the certificate of incorporation or by-laws of the Company, or (ii) any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which its properties or assets are bound, or any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets, except as to (ii) above such conflict, breach or default which would not have a Material Adverse Effect.

                           III.6. ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, except as disclosed in the Commission Filings there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

                           III.7. ABSENCE OF LITIGATION. Except as disclosed in the Commission Filings, there is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority, nor does the Company have knowledge of any facts or circumstances which would reasonably be likely to give rise to any such action, suit, claim, inquiry, proceeding or investigation, which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

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                  III.8. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. Each
         of the financial statements included in the Commission Filings complied in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing, have been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim financial statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents in all material respects the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated.

                           III.9. SECURITIES LAW MATTERS. Assuming the accuracy of the representations and warranties of the Purchasers set forth in
         Article II hereof, the offer and sale by the Company of the Securities is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the Commission thereunder. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Series C Preferred Stock (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

                           III.10. INTERNAL CONTROLS AND PROCEDURES. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

                           III.11. COMMISSION FILINGS. None of the Commission Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

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                           III.12. ABSENCE OF CERTAIN CHANGES. Except as
         disclosed in the Commission Filings, since December 31, 1997 there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company or its subsidiaries, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

                           III.13. FILINGS, CONSENTS AND APPROVALS. The Company is not required to obtain any consent, authorization, or make any filing with, Federal, state, local or other governmental authority in connection with the issuance and sale of the Series C Preferred Stock and the Warrants, other than (i) the filing of the Certificate of Designations with the Secretary of State of Delaware, (ii) the filings required pursuant to Section 4.2, (iii) the filing of the Registration Statement with the Securities and Exchange Commission meeting the requirements set forth in the Registration Rights Agreement, (iv) the application(s) to the American Stock Exchange for the listing of the Conversion Shares and Warrant Shares for trading on the American Stock Exchange (and with any other national securities exchange or market on which the Common Stock is then listed), and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect.

                           III.14. COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes applicable to them or to the conduct of their respective businesses, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

                           III.15. PATENTS AND TRADEMARKS. The Company has, or has the rights to use, all patents, patent applications, trademarks, trademark applications, licenses and rights which are necessary or material for use in connection with its business, except where the failure to have any such rights would not have a Material Adverse Effect.

                                   ARTICLE IV.

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                     CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                           IV.1. RESTRICTIVE LEGEND. The Purchasers acknowledge and agree that, upon issuance pursuant to this Agreement, the Securities (and any shares of Common Stock issued in conversion of the Series C Preferred Stock, in lieu of dividends on the Series C Preferred Stock and on exercise of the Warrants) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Series C Preferred Stock and the Conversion Shares):

                        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
                                    THE SECURITIES ACT OF 1933, AS AMENDED (THE
                                    "SECURITIES ACT"), OR THE SECURITIES LAWS OF
                                    ANY STATE, AND ARE BEING OFFERED, SOLD OR
                                    OTHERWISE TRANSFERRED PURSUANT TO AN
                                    EXEMPTION FROM THE REGISTRATION REQUIREMENTS
                                    OF THE SECURITIES ACT AND SUCH LAWS. THESE
                                    SECURITIES MAY NOT BE SOLD OR TRANSFERRED
                                    EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
                                    STATEMENT UNDER THE SECURITIES ACT OR
                                    PURSUANT TO AN AVAILABLE EXEMPTION FROM THE
                                    REGISTRATION REQUIREMENTS OF THE SECURITIES
                                    ACT OR SUCH OTHER LAWS IN RESPECT OF WHICH
                                    THE COMPANY HAS RECEIVED AN OPINION OF
                                    COUNSEL SATISFACTORY TO THE COMPANY TO SUCH
                                    EFFECT."

                           IV.2. FILINGS. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale and issuance of the Securities to the Purchasers and, upon request, shall promptly provide a copy thereof to the Purchasers after such filing.

                           IV.3. USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities (excluding amounts paid by the Company for legal fees in connection with such sale) for general corporate and working capital purposes.

                           IV.4. LISTING. The Company shall use its best


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         efforts to maintain its listing of the Common Stock on the American
         Stock Exchange or such other principal national securities exchange on which the Common Stock may be then listed.

                           IV.5. RESERVED CONVERSION SHARES. The Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion (pursuant to the Certificate of Designations), in full, of 4,960 Shares of Series C Preferred Stock issued to the Purchasers hereunder (assuming for purposes of this Section 4.5, a Conversion Price (as defined in the Certificate of Designations) of $2.80) and the exercise in full of all of the Warrants issued to the Purchasers hereunder.

                           IV.6. RIGHT OF FIRST REFUSAL. If, during the period ending 120 days after the Closing Date (the "Right of First Refusal Period"), the Company should propose (the "Proposal") to issue Common Stock or securities convertible into Common Stock (the "Right of First Refusal Securities") at a price less than the Current Market Price (as defined in the Certificate of Designations), the Company shall be obligated to offer the Purchasers an opportunity to purchase all, but not less than all, of the shares of Common Stock included in the Proposal on the terms set forth in the Proposal (the "Offer"), and the Purchasers shall have the right, but not the obligation, to accept such Offer on such terms. The Purchasers shall have ten (10) business days to accept or reject any such Offer following written notice to the Purchasers that the Company proposes to issue any Right of First Refusal Securities on the terms set forth in the Proposal, which shall accompany the notice. If the Purchaser shall fail to notify the Company in writing of its intention to exercise its Right of First Refusal within such time period, the Company may effect the sale of securities on substantially the terms set forth in the Proposal. Notwithstanding the foregoing, the Purchasers shall have no rights under this paragraph
         4.6. in respect of Common Stock or any other securities of the Company issuable (i) upon the exercise or conversion of options, warrants or other rights to purchase securities of the Company outstanding as of the date hereof, (ii) to officers, directors or employees of the Company or any of its subsidiaries under any stock option or similar plan heretofore or hereafter adopted by the Company and approved by its stockholders.

                           IV.7. NO ISSUANCE OF SERIES C PREFERRED STOCK. As long as any shares of Series C Preferred Stock are outstanding the Company shall not issue any shares of Series

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         C Preferred Stock to any person or entity other than the Purchasers, or to David M. Knott, Knott Partners, L.P. and Windsor Partners, L.P., without the prior written consent of the Purchasers, which consent shall not be unreasonably withheld.

                                   ARTICLE V.

                          TRANSFER AGENT INSTRUCTIONS.

                           V.1. The Company agrees that it will provide its transfer agent with customary stop transfer instructions to enable it to issue certificates, registered in the name of each of the Purchasers or its respective nominee(s), for the Conversion Shares or the Warrant Shares in such amounts as may be specified from time to time by such Purchaser to the Company upon conversion of the Series C Preferred Stock and the exercise of the Warrants, in all cases in accordance with the terms of the Certificate of Designations or the Warrants, as the case may be. Nothing contained in this Section 5.1. shall affect in any way any of the Purchasers' obligations to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, any of the Purchasers provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by such Purchaser of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

                           V.2. Each of the Purchasers is permitted to (i) exercise its right to convert the Series C Preferred Stock in accordance with the terms of conversion set forth in the Certificate of Designations and (ii) exercise its right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with the applicable terms of the Warrants.

                                   ARTICLE VI.

                                   CONDITIONS

                           VI.1.CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Series C Preferred Stock and the Warrants to each Purchaser at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the

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         following conditions, provided that these conditions are for the
         Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Purchaser with prior written notice thereof:

                           (i) Each Purchaser shall have executed each of this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                           (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware.

                           (iii) Each Cash Purchaser shall have delivered to the Company the Cash Purchase Price for the Preferred Shares being purchased by such Purchaser at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company and each Note Purchaser shall have delivered to the Company the Promissory Note in accordance with Section 1.2 hereof.

                           (iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                           (v) The accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date).

                           VI.2.CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE. The obligations of each Purchaser to purchase the Series C Preferred Stock and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchasers' sole benefit and may be waived by the Purchasers at any time in its sole discretion by providing the Company with prior written notice thereof:

                           (i) The Company shall have executed each of this Agreement and the Registration Rights Agreement, and delivered the same to each Purchaser.

                           (ii) The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware, and a copy of the Certificate of Designations that has been certified by such Secretary of State shall have been delivered to each of the Purchasers.

                           (iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                           (iv) The Purchasers shall have received the opinion of Weil, Gotshal & Manges LLP dated as of the Closing Date in substantially the form of EXHIBIT E attached hereto (the "Company Opinion").

                           (v) The Company shall have executed and delivered to the Purchasers the Warrants and the stock certificates for the Series C Preferred Stock being purchased by each of the Purchasers at the Closing.

                           (vi) The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date).

                                  ARTICLE VII.

                           SURVIVAL; INDEMNIFICATION.

                           VII.1. The representations, warranties and covenants made by each of the Company and the Purchasers in this Agreement shall survive for two (2) years following the Closing. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

                           VII.2. The Company hereby agrees to indemnify and hold harmless the Purchasers, their Affiliates and their respective officers, directors, partners and members

         (collectively, the "Purchaser Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Purchaser Indemnitees for all out-of-pocket expenses (including the reasonable and documented fees and expenses of legal counsel), in each case promptly as incurred by the Purchaser Indemnitees and to the extent arising out of or in connection with:

                           (a) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to or in connection with this Agreement; or

                           (b) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, or any instrument, agreement or certificate entered into or delivered by the Company pursuant to or in connection with this Agreement.

                           The Company shall be liable to a Purchaser Indemnitee under this Section 7.2 only to the extent of, in the aggregate, the lesser of (i) the amount of any such loss, claim, damage or liability or (ii) the portion of the Purchase Price received by the Company from such Purchaser in connection with the purchase of the Series C Preferred Stock hereunder.

                           VII.3. Each Purchaser hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees, to the extent arising out of or in connection with:

                           (a) any misrepresentation, omission of fact, or breach of any of such Purchaser's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by such Purchaser pursuant to this Agreement; or

                           (b) any failure by such Purchaser to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by such Purchaser pursuant to this Agreement.

                           A Purchaser shall be liable to the Company
         Indemnitees under this Section 7.3 only to the extent of, in the aggregate, the lesser of (i) the amount of any such loss, claim, damage or liability or (ii) the portion of the Purchase Price received by the Company from such Purchaser in connection with the purchase of the Series C Preferred Stock hereunder.

                           VII.4. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article VII (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Article VI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ one separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of one such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses,
         (y) representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                           VII.5. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII.

                          GOVERNING LAW: MISCELLANEOUS.

                           This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission to the Company of a Purchaser's signature on this Agreement, upon execution hereof by the Company and delivery to such Purchaser by facsimile transmission or otherwise, shall be legal and binding on the Company and such Purchaser. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. Any provision of this Agreement may be waived only by an instrument in writing signed by the party against whom enforcement of the waiver is sought. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                                   ARTICLE IX.

                                    NOTICES.

                           Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                           (1)  if to the Company, to:

                             COLUMBIA LABORATORIES, INC.
                             2875 Northeast 191 Street, Suite 400
                             Aventura, Florida 33180
                             Attention: David L. Weinberg

                             With a copy to:

                             WEIL, GOTSHAL & MANGES LLP
                             767 Fifth Avenue
                             New York, New York 10153
                             Attention: Stephen M. Besen, Esq. or
                                          Michael Nissan, Esq.

                           (2)  if to any Purchaser, at the most current
                                    address as provided by such Purchaser to the Company in accordance with the provisions of this Article IX, which address shall initially be the address set forth next to such Purchaser's name on the signature pages hereto.

         The Company or any Purchaser may change its address for notice by providing notice pursuant to this Article IX.

                                   ARTICLE X.

                                CONFIDENTIALITY.

                           The Company and each of the Purchasers agree to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act) or by subpoena or order of any court or governmental agency.

                                   ARTICLE XI.

                                   ASSIGNMENT.

                           This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                           COLUMBIA LABORATORIES, INC.

                                           By:
                                              --------------------------------
                                                Name:  David L. Weinberg
                                                Title: Vice President -
                                                Chief Financial Officer

                                            ACHIEVE FUND, L.P.

                                            By:
                                               --------------------------------
                                                 Name:
                                                 Title:

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 250; Number of Warrants -
                                            8,750; Aggregate Purchase Price -
                                            $250,000.

                                            c/o Richard Morrison
                                            3658 Mt. Diablo Blvd.
                                            Suite 215
                                            Lafayette, CA 94549
                                            Attention: Richard Morrison

                                            (925) 283-1501

                                            VMR LUXEMBURG SA

                                            By:
                                               --------------------------------
                                                  Name:
                                                  Title:

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 600; Number of Warrants -
                                            21,000; Aggregate Purchase Price -
                                            $600,000.

                                            c/o Value Management Research
                                            Am Kronberger
                                            Hang Five
                                            65824 Schwalbach
                                            Germany

                                            011-49-61-968800-0
                                            Fax: 011-49-61-968800-58

                                            ARIES TRADING LTD

                                            By:
                                               --------------------------------
                                                  Name:
                                                  Title:

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 200; Number of Warrants -
                                            7,000; Aggregate Purchase Price -
                                            $200,000.

                                            c/o Lexington Shipping &
                                                Trading Corp.
                                            950 Third Avenue
                                            Suite 2700
                                            New York, NY 10022
                                            Attention: James Apostolakis

                                            (212) 588-1900

                                            NARRAGANSETT CAPITAL
                                              PARTNERS, LP

                                            By:
                                               --------------------------------
                                                  Name:
                                                  Title:

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 100; Number of Warrants -
                                            3,500; Aggregate Purchase Price -
                                            $100,000.

                                            375 Park Avenue
                                            14th Floor
                                            New York, NY 10152
                                            Attention: Anthony Chaves

                                            (212) 521-5042

                                            DERWENT LIMITED

                                            By:
                                               --------------------------------
                                                  Name:
                                                  Title:

                                            Number of Shares of
                                            Series C Preferred Stock
                                            to be purchased by you -
                                            1,000; Number of Warrants -
                                            35,000; Aggregate Purchase
                                            Price - $1,000,000.

                                            10 Coleherne Mews
                                            London SW10 9EA
                                            Attention: David J. Rowland

                                            011-44-171-730-3403
                                            Fax: 011-44-171-823-5129

                                            ----------------------------------
                                            James J. Apostolakis

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 250; Number of Warrants -
                                            8,750; Aggregate Purchase Price -
                                            $250,000.

                                            c/o Lexington Shipping & Trading
                                                Corp.
                                            950 Third Avenue
                                            Suite 2700
                                            New York, NY 10022

                                            (212) 588-1900

                                            --------------------------------
                                            David Ray

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 250; Number of Warrants -
                                            8,750; Aggregate Purchase Price -
                                            $250,000.

                                            One Barrister's Wharf
                                            Newport, RI 02840

                                            (401) 847-4685

                                            --------------------------------
                                            Bernard Marden

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 500; Number of Warrants -
                                            17,500; Aggregate Purchase Price -
                                            $500,000.

                                            1290 South Ocean Blvd.
                                            Palm Beach, FL  33480

                                            (561) 833-2001

                                            --------------------------------
                                            Christopher Castroviejo

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 50; Number of Warrants -
                                            1,750; Aggregate Purchase Price -
                                            $50,000.

                                            c/o Reynders Gray
                                            530 Fifth Avenue
                                            2nd Floor
                                            New York, NY 10036

                                            (212) 944-7153

                                            --------------------------------
                                            John Fenlin

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 60; Number of Warrants -
                                            2,100; Aggregate Purchase Price -
                                            $60,000.

                                            c/o Lazard Freres
                                            30 Rockefeller Plaza
                                            60th Floor
                                            New York, NY 10020

                                            (212) 632-6768

                                            --------------------------------
                                            Terry Van Der Tuuk

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 100; Number of Warrants -
                                            3,500; Aggregate Purchase Price -
                                            $100,000.

                                            c/o MidAmerica Merchandising
                                            204 West 3rd Street
                                            Kansas City, MO 64105

                                            (816) 471-5600

                                            --------------------------------
                                            Mallory Factor

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 100; Number of Warrants -
                                            3,500; Aggregate Purchase Price -
                                            $100,000.

                                            c/o TC Management
                                            237 Park Avenue
                                            Suite 800
                                            New York, NY 10017
                                            Attention: Tony Campbell

                                            (212) 808-3435

                                            --------------------------------
                                            John Gildea

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 100; Number of Warrants -
                                            3,500; Aggregate Purchase Price -
                                            $100,000.

                                            Gildea Management Company
                                            115 East Putnam Ave.
                                            3rd Floor
                                            Greenwich, CT 06830

                                            (203) 629-0861

                                            --------------------------------
                                            William J. Bologna

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 250; Number of Warrants -
                                            8,750; Aggregate Purchase Price -
                                            $250,000.

                                            c/o Columbia Laboratories, Inc.
                                            2875 NE 191 Street
                                            Aventura, FL 33180

                                            (305) 933-6089

                                            --------------------------------
                                            Norman M. Meier

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 350; Number of Warrants -
                                            12,250; Aggregate Purchase Price -
                                            $350,000.

                                            c/o Columbia Laboratories, Inc.
                                            2875 NE 191st Street
                                            Aventura, FL 33180

                                            (305) 933-6089

                                            --------------------------------
                                            Morrison Family Trust

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 350; Number of Warrants -
                                            12,250; Aggregate Purchase Price -
                                            $350,000.

                                            c/o Richard Morrison
                                            3658 Mt. Diablo Blvd.
                                            Suite 215
                                            Lafayette, CA 94549

                                            (925) 283-1501

                                            --------------------------------
                                            David Landau

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 50; Number of Warrants -
                                            1,750; Aggregate Purchase Price -
                                            $50,000.

                                            c/o Continental Kraft Corporation
                                            100 Jericho Quadrangle
                                            Jericho, NY 11753

                                            (516) 681-9090

                                            --------------------------------
                                            JUPITER PARTNERS

                                            By:
                                               -----------------------------
                                                     Name:
                                                     Title:

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 150; Number of Warrants -
                                            5,250; Aggregate Purchase Price -
                                            $150,000.

                                            c/o Bryan & Edwards
                                            600 Montgomery Street
                                            35th Floor
                                            San Francisco, CA 94111

                                            (415) 421-9990

                                            --------------------------------
                                            Robert W. Ledeux

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 50; Number of Warrants -
                                            1,750; Aggregate Purchase Price -
                                            $50,000.

                                            Venture Growth Associates
                                            2479 East Bayshore Road
                                            Suite 710
                                            Palo Alto, CA 94303

                                            --------------------------------
                                            James R. Berdell

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 100; Number of Warrants -
                                            3,500; Aggregate Purchase Price -
                                            $100,000.

                                            Venture Growth Associates
                                            2479 East Bayshore Road
                                            Suite 710
                                            Palo Alto, CA 94303

                                            --------------------------------
                                            George Voelker

                                            Number of Shares of Series C
                                            Preferred Stock to be purchased by
                                            you - 100; Number of Warrants -
                                            3,500; Aggregate Purchase Price -
                                            $100,000.

                                            c/o Frantzen/Voelker
                                            Investments LLC
                                            1100 Poydras Street
                                            New Orleans, LA 70163

                                            (504) 582-2244